STEVEN LIPSCOMB, PRESIDENT & CEO OF WPT ENTERPRISES, INC.,
WITHDRAWS 10b5-1 TRADING PLAN

LOS ANGELES — WPT Enterprises, Inc. (Nasdaq: WPTE) announced today that Steven Lipscomb, the Company’s President and CEO, has withdrawn his structured trading plan to sell shares of WPTE’s common stock. Mr. Lipscomb previously had a Rule 10b5-1 trading plan in place – adopted in March 2005 -that allowed for the sale of up to 450,000 shares of common stock through March of 2006. Mr. Lipscomb currently holds 1,645,000 shares of common stock.

Mr. Lipscomb’s decision to terminate the trading plan was made in light of investors’ concerns in regards to the timing of sales of common shares under the current plan. Under the Company’s insider trading policy, a 10b5-1 Sales Plan — which provides for the sale of shares at predetermined times and prices — is required for trading by members of senior management when they are in possession of material non-public information. Mr. Lipscomb may implement a new 10b5-1 trading plan at a later date, and in this event the Company intends to disclose the terms of any future trading plan to the public.

Rule 10b5-1 allows corporate insiders to establish prearranged registered plans to buy or sell a specified number of shares of company stock over a predetermined period of time. Insiders may adopt such plans — when they are not in possession of material non-public information — in order to make future purchases and sales regardless of whether they possess such information at the time of the transaction. These programs allow the insiders to gradually change their investment portfolio to minimize the market effect of stock sales or purchases. This is achieved by spreading the sales or purchases out over an extended period of time.

About WPTE

WPT Enterprises, Inc. (Nasdaq: WPTE) is a company engaged in the creation of internationally branded entertainment and consumer products driven by the development, production and marketing of televised programming based on gaming themes. WPTE is the creator of the WOLRD POKER TOUR ®, a television show based on a series of high-stakes poker tournaments that airs on the Travel Channel in the United States and more than sixty markets globally. WPT Enterprises currently licenses its brand to companies in the business of poker equipment and instruction, apparel, publishing, electronic and wireless entertainment, DVD/home entertainment, casino games and giftware. For show information, tools for improving poker play and other WPT news, fans may log onto www.worldpokertour.com. The company is also engaged in the sale of corporate sponsorships. WPT Enterprises, Inc. is a majority-owned subsidiary of Lakes Entertainment, Inc. (Nasdaq: LACO). Photos and media information can be found online at www.worldpokertour.com/media.

This press release contains forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws. Such forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to them. Although WPT Enterprises, Inc. believes that the current views and expectations reflected in these forward-looking statements are reasonable, these views and expectations, and the related statements, are inherently subject to risks, uncertainties, and other factors, many of which are not under WPT Enterprises, Inc.’s control and may not even be predictable. Any inaccuracy in the assumptions, as well as those risks, uncertainties, and other factors could cause the actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to, our short operating history; our significant dependence upon the Travel Channel as a source of revenue; our reliance on our relationships with key licensing and strategic partners and agreements with member casinos; the potential that our television programming will fail to maintain a sufficient audience; adverse trends that may apply to the television production business generally; possible development by our competitors (many of whom have greater financial resources or marketplace presence) of television programming that will directly compete with our television programming; a decline in the popularity of our brand of televised poker tournaments; our ability to protect our entertainment concepts, our current and future brands and our other intellectual property rights; risks associated with our expansion into foreign markets and into new businesses; the uncertainty of the regulatory environment for online gaming, which may affect our ability to pursue this business fully or cause our activities to be found to be in violation of applicable United States or foreign regulations; and our dependence on our senior management team. For more information, review WPT Enterprises, Inc.’s filings with the Securities and Exchange Commission.

CONTACT: WPT Enterprises, Inc.

Todd Steele, 323-850-2914
tsteele@worldpokertour.com
or
Investor:
Integrated Corporate Relations, Inc.
Augustine Okwu Jr., 203-682-8244
aokwu@icrinc.com
Andrew Greenebaum, 310-395-2215

agreenebaum@icrinc.com